SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)  November 9, 1998
                                                       ----------------


                          ANNTAYLOR STORES CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                   1-10738               13-3499319
 ------------------------------   ------------   -----------------------------
(State or other jurisdiction of   (Commission   (I.R.S. Employer Identification
       incorporation)             File Number)                 Number)


   142 West 57th Street, New York, NY                         10019
   ----------------------------------                         -----
(Address of principal executive offices)                    (Zip Code)



                                 (212) 541-3300
                                 --------------
              (Registrant's telephone number, including area code)



                                     N/A
                                     ---
          (Former name or former address, if changed since last report)



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



ITEM 5.  Other Events
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Dismissal of Novak v. Kasaks et al.
-----------------------------------
         On November 9, 1998, the U.S. District Court for the Southern District of New York issued an Opinion dismissing, with prejudice, the amended complaint, filed in April 1998, in the purported class action lawsuit against AnnTaylor Stores Corporation (the "Company"), its wholly owned subsidiary AnnTaylor, Inc. ("Ann Taylor"), present and former directors and officers of the Company and Ann Taylor, Merrill Lynch & Co. ("Merrill") and certain affiliates of Merrill (Novak v. Kasaks, et. al., No. 96 CIV 3073 (S.D.N.Y. 1996)), relating to the period commencing February 3, 1994 through May 4, 1995. The amended complaint alleged causes of action under Section 10(b) and Section 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. The Court found that the amended complaint failed to state a claim upon which relief may be granted, and failed to plead fraud with particularity and an inability to do so. The plaintiffs may appeal the Court's ruling within thirty days of the date of entry of the Court's order.


                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 AnnTaylor Stores Corporation


Date:  November 12, 1998         By: /s/  Walter J. Parks
                                     ---------------------------
                                          Walter J. Parks
                                 Senior Vice President - Chief Financial Officer